UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2020

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)
Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By action taken as of March 30, 2020, the Audit Committee of the Board of Directors of AutoWeb, Inc. (“AutoWeb”) designated Ms. Cheray L. Duran, age 43, as Principal Accounting Officer.

Ms. Duran joined AutoWeb as Assistant Controller in March 2019. Ms. Duran was promoted to Corporate Controller in September 2019. Prior to joining AutoWeb, Ms. Duran served as the Assistant Controller (March 2016 to March 2019) of Purchasing Power, LLC and Assistant Corporate Controller (February 2010 to February 2016) of Cumulus Media, Inc. (NASDAQ: CMLS). Ms. Duran was employed by Ivy Ridge Capital Consulting, Inc., serving as Controller from August 2008 to January 2010. She previously served as Audit Supervisor for Reznick Group (November 2002 to July 2008) and Audit Senior for KPMG, LLP (November 2000 to October 2002). Ms. Duran received her Bachelor of Science, Accounting from Saint Joseph’s University, and her Master of Taxation from Georgia State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 2021
AUTOWEB, INC.
By: /s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary